                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 12

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                               Nine Months
                                                                  Ended
                                                               -----------
                                                               January 26,
(in thousands)                                                    2005
--------------                                                 -----------
Fixed Charges:
  Interest expense*.........................................    $120,145
  Interest component of rental expense......................       4,446
                                                                --------
     Total fixed charges....................................    $124,591
                                                                --------
Earnings:
  Income from continuing operations before income taxes and
     minority interest......................................     234,974
  Add: Interest expense*....................................     120,145
  Add: Interest component of rental expense.................       4,446
                                                                --------
     Earnings as adjusted...................................    $359,565
                                                                --------
  Ratio of earnings to fixed charges........................        2.89
                                                                ========

---------------
* Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.